UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2012

Options Media Group Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-147245	26-0444290
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 NW 13th Street, Suite 300 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 314-3479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.02 and 5.02  Termination of a Material Definitive Agreement and Departure of Director.

On January 25, 2012 Options Media Group Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Illume Software, Inc., a Delaware corporation (“Illume”) and I Acq. Corp., a recently formed Delaware corporation which is a wholly-owned subsidiary of the Company, for the acquisition of Illume by the Company. As of March 16, 2012, the Company and Illume decided to terminate the Merger Agreement and instead proceeded with a licensing arrangement for Illume’s iZup enterprise software pursuant to which the Company has received licenses for six enterprise customers.

In connection with the termination of the Merger Agreement, on March 16, 2012, Leo J. Hindery, Jr., an Illume shareholder who was appointed to the Company’s Board of Directors in anticipation of the merger, resigned from the Company’s Board of Directors.  Mr. Hindery advised the Company that his resignation was necessary due to a conflict of interest created by the termination of the Merger Agreement and his continuing position with Illume.   Mr. Hindery’s resignation was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Item 3.02 Unregistered Sales of Equity Securities.

On March 15, 2012, the Company sold to three investors 2,500 shares of its Series H Convertible Preferred Stock (“Series H”) and 50,000,000 warrants to purchase its common stock for an aggregate purchase price of $250,000.  Each share of Series H is convertible into 20,000 shares of common stock immediately upon the filing with the State of Nevada of Articles of Amendment of the Company’s Articles of Incorporation to increase the Company’s total authorized shares of Common Stock and the warrants have an exercise price of $0.01 per share.

The Series H and warrants were issued pursuant an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

As a result of the foregoing financing, the conversion price of the Company’s Series A Preferred Stock will be reduced from $0.01 to $0.005 per share.  In addition, the holders of 158,160,749 warrants to purchase Company common stock will have their exercise price reduced from $0.01 per share to $0.005 per share, the holders of 25,000,000 warrants to purchase Company common stock will have their exercise price reduced from $0.02 per share to $0.005 per share, and the holders of 62,000,000 warrants will have their exercise price reduced from $0.03 per share to $0.005 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTIONS MEDIA GROUP HOLDINGS, INC.

Date: March 20, 2012	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer

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